                   MORGAN STANLEY EMERGING MARKETS FUND, INC.
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         JANUARY 1, 2009 - JUNE 30, 2009

                                                         AMOUNT OF   % OF     % OF
                                  OFFERING      TOTAL      SHARES   OFFERING  FUNDS
  SECURITY    PURCHASE/  SIZE OF  PRICE OF    AMOUNT OF  PURCHASED PURCHASED  TOTAL
  PURCHASED  TRADE DATE OFFERING   SHARES     OFFERING    BY FUND   BY FUND  ASSETS    BROKERS   PURCHASED FROM
------------ ---------- -------- ---------- ------------ --------- --------- ------ ------------ --------------

  Hindustan   06/30/09     --    INR 102.15 $100,220,228  192,300     0.40%   0.20%    Morgan        Collins
Construction                      ($48.15)                                             Stanley,   Steward Inga
  Company                                                                           Sole Global,
  Limited                                                                              Morgan
                                                                                       Stanley
                                                                                        India
                                                                                       Company
                                                                                       Private
                                                                                      Limited,
                                                                                       Collins
                                                                                    Stewart Inga
                                                                                       Private
                                                                                       Limited